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                                                                   Exhibit 23.07


                                                                          [LOGO]

                                                                    [LETTERHEAD]

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



MATRIX FUNDING CORPORATION

         We hereby consent to the use in this Registration Statement of our report dated June 29, 1998, relating to the consolidated financial statements of Matrix Funding Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                       /s/ TANNER + CO.


Salt Lake City, Utah
July 10, 1998